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EXHIBIT 23

Consent of Independent Auditors

The Board of Directors
Gardenburger, Inc.

        We consent to the incorporation by reference in the registration statement (Nos. 33-64622, 33-64624, 33-76764, 333-79451, 333-79455, 333-61858 and 333-92665) on Form S-8 and (Nos. 333-56775 and 333-79653) on Form S-3 of Gardenburger, Inc. of our report dated November 8, 2002, except as to note 2, which is as of November 25, 2002, with respect to the balance sheet of Gardenburger, Inc. as of September 30, 2002, and the related statements of operations, shareholders' deficit, and cash flows for the year ended September 30, 2002, and the related financial statement schedule, which report appears in the September 30, 2002 annual report on Form 10-K of Gardenburger, Inc.

        Our report refers to the adjustments applied to restate the 2001 and 2000 financial statements described in note 2 to the financial statements.

/s/ KPMG LLP
Portland, Oregon
January 23, 2003

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Consent of Independent Auditors